                                                                    EXHIBIT 10.3

                             MODIFICATION AGREEMENT

               This Modification Agreement ("Agreement") is made as of March 19, 1998, by Pan Pacific Retail Properties, Inc., a Maryland corporation, each of the "Banks" (as defined in the Credit Agreement described below), and Bank of America National Trust and Savings Association, a national banking association, as the Agent.

                               FACTUAL BACKGROUND
                               ------------------

               A. Reference is hereby made to that certain Credit Agreement dated as of August 13, 1997 (the "Credit Agreement") by and among Pan Pacific Retail Properties, Inc., a Maryland corporation (the "Company"), Bank of America National Trust and Savings Association, a national banking association ("BofA"), U.S. Bank National Association (FKA First Bank National Association) ("U.S. Bank"), KeyBank National Association ("KeyBank"), The Bank of Nova Scotia ("Bank of Nova Scotia"), First Union National Bank (as successor to Signet Bank under the Credit Agreement) ("First Union"), and Sanwa Bank California, a California corporation ("Sanwa Bank") (collectively, the "Banks") and Bank of America National Trust and Savings Association, as the Agent ("Agent"). Capitalized terms used but not otherwise defined herein shall have the meanings used and defined in the Credit Agreement.

               B. Pursuant to the Credit Agreement the Banks agreed, subject to the terms, conditions, and limitations specified therein, to provide certain credit facilities to the Company in a Total Aggregate Commitment of not to exceed $150,000,000. The Company, the Banks and the Agent now wish to increase the Total Aggregate Commitment under the Credit Agreement to $200,000,000 (allocated between the Banks as provided below), and to otherwise modify the Credit Agreement as set forth below.

                                    AGREEMENT
                                    ---------

               Therefore, the Company, the Banks and the Agent agree as follows:

               1. Reaffirmation of Loan Documents. The Company hereby reaffirms all of its obligations under the Loan Documents, and the Company acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under any Note or any other Loan Document.

               2. Modification of Credit Agreement. The Credit Agreement is hereby amended as follows:

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
                      a. The Total Aggregate Commitment is hereby increased from $150,000,000 to $200,000,000. In light of the foregoing, in each place that "$150,000,000" appears in the Credit Agreement (and in any other Loan Document), whether in verbal or numeric form, "$200,000,000" is hereby inserted in its place and stead (including on the face page of the Credit Agreement, and in the definitions of "Loan Proceeds," "Note," and "Total Aggregate Commitment" set forth in Section 1.1 of the Credit Agreement).

                      b. The following additional amendments are hereby made to
                      Section 1.1 (the definitions section) of the Credit
                      Agreement:

                             i. The existing definition of "Commitment" is hereby deleted in its entirety and is hereby replaced with the following:

        "Commitment" means, with respect to the Loans, the following percentage obligations and aggregate dollar amounts as to each of the following
        Banks:

                                        Percentage              Aggregate Dollar
               Bank                     Obligation                    Amount
               ----                     ----------                    ------
        1.     BofA                         25.0                  $50,000,000
        2.     U.S. Bank                    17.5                  $35,000,000
        3.     KeyBank                      17.5                  $35,000,000
        4.     Bank of Nova Scotia          17.5                  $35,000,000
        5.     First Union Bank             12.5                  $25,000,000
        6.     Sanwa Bank                   10.0                  $20,000,000

        As Banks are added to this Agreement, or withdraw from this Agreement, and assignments are made by the Banks in accordance with Section 11.6 hereof, the amount of each Bank's Commitment shall change in accordance with that Bank's Pro Rata Share of the Total Aggregate Commitments. The Assignment and Acceptances executed by the Banks, and the records maintained by the Agent, shall be presumptive evidence of each Bank's Commitment, as each such Bank's Commitment may change from time to time in accordance with the terms of this Agreement.

                             ii. The existing definition of "LIBOR Rate Spread" is hereby deleted in its entirety and is hereby replaced with the following:

        "LIBOR Rate Spread" means the additional component of interest, expressed as a percentage per annum, to be added to the LIBOR Rate in determining the applicable rate of interest for LIBOR Borrowings. The applicable LIBOR Rate Spread shall be based on the Company's current senior long term debt ratings (or lack thereof) as published by Standard & Poors or Moody's Investor Services as determined by the following pricing grid and the Leverage Ratio as set forth below:

        S&P/Moody's Senior Debt Rating      Applicable LIBOR Rate Spread
        ------------------------------      ----------------------------
               BBB/Baa2 (or better)                1.00%
               BBB-/Baa3                           1.15%
               Less than BBB-/Baa3                 1.375% if Leverage (or not
                                                          rated) Ratio is .30 to
                                                          1.0 or greater; and
                                                          1.25% if Leverage
                                                          Ratio is less than .30
                                                          to 1.0.

               In the event of a difference in rating between Standard & Poors and Moody's Investor Services, the lower rating shall prevail for purposes of determining the applicable LIBOR Rate Spread. For purposes of determining the LIBOR Rate Spread, the Leverage Ratio shall be tested quarterly as of the last day of the last month of each calendar quarter. If the Leverage Ratio is significant in determining the applicable LIBOR Rate Spread in accordance with the foregoing provisions of this definition (i.e., the senior debt rating is less than BBB-/Baa3, or not rated), any change in the applicable LIBOR Rate Spread following a change in the Leverage Ratio which would cause a change in the applicable LIBOR Rate Spread in accordance with the foregoing provisions, shall be effective on the first day of the third month of each calendar quarter. For example, if the Leverage Ratio tested as of September 30, 1998 was .35 to 1, and changed to .28 to 1 as of December 31, 1998, the lower applicable LIBOR Rate Spread would become effective as of March 1, 1999.

                             iii. In each place in the definition of "Treasury Rate" that "10 year" appears "7 year" is hereby inserted in its place and stead.

                      c. The following new definitions are hereby added to
                      Section 1.1. of the Credit Agreement in their proper alphabetical order:

                             i. "Total Unsecured Debt Service" means, for each period of four consecutive calendar quarters, the Actual Debt Service for such period that is attributable to Unsecured Indebtedness.

                             ii. "Unencumbered Assets NOI" means, for each period of four consecutive calendar quarters, the aggregate Net Operating Income for such period from all Unencumbered Assets of the Company. In calculating Unencumbered Assets NOI, if, with respect to Unencumbered Assets owned by the Company less than one quarter, the Company cannot present operating statements satisfactory to the Agent which would allow the Agent to calculate an annualized Net Operating Income for such Assets (as contemplated within the definition of Net Operating Income set forth in
                             Section 1.1 hereof), the Agent shall calculate an annualized Net Operating Income for such Assets based on the Company's "proforma" reports submitted to Agent, and such additional information and documentation as the Agent shall require, subject to such adjustments as the Agent deems appropriate in its sole discretion to accurately reflect actual annual operating results for the period.

                             iii. "Unsecured Indebtedness" means all
                             Indebtedness that is not secured by real property.

                      d. Section 3.1(e) of the Credit Agreement is hereby amended by replacing the word "five (5)" which appears therein with the word "seven (7)".

                      e. Section 3.5(b)(i) of the Credit Agreement is hereby amended by replacing the words "assuming interest at a per annum rate equal to the greater of (1) 2.5% per annum plus the Treasury Rate, or (2) 9%" which appears therein, with the words "assuming interest at a per annum rate equal to the greater of (1) 2% per annum plus the Treasury Rate or
                      (2) 8.5%".

                      f. Section 8.2 of the Credit Agreement is hereby amended in its entirety to provide as follows:

                             "8.2 Debt Service Coverage Ratio. The Company shall not permit, for any calendar quarter, the ratio of
                             (a) Adjusted EBITDA to (b) Actual Debt Service to be less than 2.0 to 1.0.

                      g. By way of clarification, each of the covenants set forth in Sections 8.1 through 8.5, inclusive, of the Credit Agreement, shall be tested quarterly as of the end of each calendar quarter.

                      h. A new Section 8.33 is hereby added to the Credit Agreement which shall provide as follows:

                             "8.33 Unencumbered Assets NOI to Total Unsecured Debt Service. The Company shall not, at any time, permit the ratio of Unencumbered Assets NOI to Total Unsecured Debt Service to be less than 2.0 to
                             1.0. This covenant shall be tested quarterly as of the last day of each calendar quarter, for each period consisting of four consecutive calendar quarters (i.e., it shall be tested on a rolling four calendar quarter basis as of the last day of each such quarter)."

                      i. A new Section 7.18 is hereby added to the Credit Agreement which shall provide as follows:

                             "7.18 Year 2000 Compliance. The Company has conducted a comprehensive review and assessment of the Company's computer applications with respect to the "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform date-sensitive functions after December 31,
                             1999) and, based on that review and inquiry, the Company does not believe the year 2000 problem will result in a material adverse change in the Company's business conditions (financial or otherwise), operations, properties or prospects, or ability to repay the credit."

               3. Modification of Notes. The following Notes are hereby modified as follows:

                      a. The Note in favor of BofA is hereby amended by replacing "$35,000,000" (whether in verbal or numeric form) wherever it appears in the Note with "$50,000,000" (to reflect the increased Commitment of BofA).

                      b. The Note in favor of U.S. Bank is hereby amended by replacing "$25,000,000" (whether in verbal or numeric form) wherever it appears in the Note with "$35,000,000" (to reflect the increased Commitment of U.S. Bank).

                      c. The Note in favor of KeyBank is hereby amended by replacing "$25,000,000" (whether in verbal or numeric form) wherever it appears in the Note with "$35,000,000" (to reflect the increased Commitment of KeyBank).

                      d. The Note in favor of Bank of Nova Scotia is hereby amended by replacing "$25,000,000" (whether in verbal or numeric form) wherever it appears in the Note with "$35,000,000" (to reflect the increased Commitment of Bank of Nova Scotia).

                      e. The Note in favor of First Union Bank (as successor to Signet Bank) is hereby amended by replacing "$20,000,000" (whether in verbal or numeric form) wherever it appears in the Note with "$25,000,000" (to reflect the increased Commitment of First Union Bank).

                      f. The Note in favor of Sanwa Bank shall remain unmodified (because Sanwa Bank has not increased its Commitment).

               4. Continuing Effectiveness of Loan Documents. Except as specifically provided in paragraphs 2 and 3 above of this Agreement, the Loan Documents shall remain unmodified and in full force and effect.

               5. Additional Fees. In addition to the fees payable by the Company under the Credit Agreement and the Fee Letter Agreement described therein, the Company shall pay to BofA certain commitment fees and other fees and compensation (collectively, the "Additional Fees")as consideration for BofA's arranging the increase in the Total Aggregate Commitment described in this Agreement, and for other consideration, as more fully set forth in the side letter agreement dated as of the same date as this Agreement between BofA and the Company (the "Additional Fees Letter Agreement"). The Company covenants and agrees to pay such Additional Fees at the times and in the manner set forth in the Additional Fees Letter Agreement. The Additional Fees shall belong solely to BofA, and BofA shall not be required to share any such Additional Fees or other compensation specified in the Additional Fees Letter Agreement with any of the other Banks.

               6. Conditions Precedent. Agent may condition the effectiveness of this Agreement and each Bank's obligations hereunder on all of the following conditions having been satisfied in a manner acceptable to Agent in the exercise of Agent's sole judgment (any of which may be waived in writing by Agent in its sole discretion):

                      a. Agent shall have received fully executed originals of this Agreement, the Additional Fees Letter, Resolutions of the Company authorizing this Agreement and the modifications specified herein, and any other documents which Agent may require or request in accordance with this Agreement or the other Loan Documents.

                      b. BofA shall have received any Additional Fees then due and payable to BofA under the Additional Fees Letter Agreement.

                      c. The Company shall have provided to the Agent such additional documents and information as Agent shall reasonably request.

               7. Company's Representations and Warranties. The Company represents and warrants to the Agent and the Banks as follows:

                      a. All representations and warranties made and given by the Company in the Loan Documents are and remain true, accurate and correct.

                      b. No Event of Default, or event that with the giving of notice and/or the passage of time would constitute an Event of Default, has occurred and is continuing.

                      c. The Company is a corporation which is duly organized and validly existing under the laws of the State of Maryland. There have been no changes in the organization or formation documents of the Company since the date the Credit Agreement was first entered into.

               8. Incorporation. This Agreement shall form a part of each Loan Document, and all references to a given Loan Document shall mean that document as hereby modified. This Agreement shall be deemed to be a Loan Document for all purposes (including without limitation for purposes of declaring an Event of Default should any covenant or agreement set forth herein to be performed by the Company not be performed as agreed).

               9. No Prejudice; Reservation Rights. This Agreement shall not prejudice any rights or remedies of the Agent or the Banks under the Loan Documents.

               10. Integration. The Loan Documents, including this Agreement:
(a) integrate all the terms and conditions mentioned in or incidental to the Loan Documents; (b) supersede all oral negotiations and prior and other writings with respect to their subject matter; and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any of the other Loan Documents, the terms, conditions and provisions of this Agreement shall prevail.

               11. Miscellaneous. This Agreement and any attached consents or exhibits requiring signatures may be executed in counterparts, and all counterparts shall constitute but one and the same document. If any court of competent jurisdiction determines any provision of this Agreement or any of the other Loan Documents to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as thought the invalid, illegal or unenforceable portion had never been a part of the Loan Documents. This Agreement shall be government by the laws of the State of California, without regard to the choice of law rules of that State. As used herein, the word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to."

               Dated:  March 19, 1998

                                 THE COMPANY:
                                 ------------

                                 PAN PACIFIC RETAIL PROPERTIES, INC., A MARYLAND CORPORATION



                                 By: /s/ STUART A. TANZ
                                     -------------------------------------------
                                     Stuart A. Tanz, Director Chairman, Chief
                                     Executive Officer and President



                                 By: /s/ DAVID L. ADLARD
                                     -------------------------------------------
                                     David L. Adlard, Executive Vice President
                                     and Chief Financial Officer

                                 Address for notices:

                                 Pan Pacific Retail Properties, Inc.
                                 1631-B South Melrose Drive
                                 Vista, California 92083
                                 Attention:  Mr. Stuart Tanz
                                 Telephone:  (760) 727-1002
                                 Telecopier:  (760) 727-1430

                                 THE BANKS:
                                 ----------

                                 BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                 ASSOCIATION, A NATIONAL BANKING ASSOCIATION


                                 By: /s/ THOMAS C. FARRELL
                                     -------------------------------------------
                                     Thomas C. Farrell, Vice President

                                 Address for Notices:

                                 Bank of America National
                                 Trust and Savings Association
                                 450 B Street, Suite 680
                                 San Diego, California 92101
                                 Attention:    Mr. Ron Montoro
                                 Telephone:    (619) 515-5913
                                 Telecopier:   (619) 515-5917

                                 LIBOR Lending Office:
                                 ---------------------
                                 Bank of America National
                                 Trust and Savings Association
                                 5 Park Plaza, Suite 500
                                 Irvine, California 92614-8525
                                 Attention:    Ms. Kathryn Oliver
                                 Telephone:    (714) 260-5864
                                 Telecopier:   (714) 260-5637

                                 U.S. BANK NATIONAL ASSOCIATION,
                                 (FKA: FIRST BANK NATIONAL ASSOCIATION)


                                 By: /s/ PETER M. BROCKELMAN
                                     -------------------------------------------
                                     Peter M. Brockelman,
                                     Assistant Vice President

                                 Address for Notices:

                                 U.S. Bank National Association,
                                 (FKA: First Bank National Association)
                                 601 Second Avenue South
                                 Minneapolis, Minnesota 55402
                                 Attention:    Peter M. Brockelman
                                 Telephone:    (612) 973-1158
                                 Telecopier:   (612) 973-0830

                                 LIBOR Lending Office:
                                 ---------------------
                                 U.S. Bank National Association,
                                 (FKA: First Bank National Association)
                                 601 Second Avenue South
                                 Minneapolis, Minnesota 55402
                                 Attention:    Greg Fiedorow
                                 Telephone:    (612) 973-1158
                                 Telecopier:   (612) 973-0830

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
                                 KEYBANK NATIONAL ASSOCIATION


                                 By: /s/ LAIRD FAIRCHILD
                                     -------------------------------------------
                                     Laird Fairchild, Vice President

                                 Address for Notices:

                                 KeyBank National Association
                                 127 Public Square
                                 OH-01-27-0603
                                 Cleveland, Ohio 44114
                                 Attention:    Laird Fairchild
                                 Telephone:    (216) 689-4998
                                 Telecopier:   (216) 689-4997

                                 LIBOR Lending Office:
                                 ---------------------
                                 KeyBank National Association
                                 127 Public Square
                                 OH-01-27-0603
                                 Cleveland, Ohio 44114
                                 Attention:    Julie Lewis
                                 Telephone:    (216) 689-0219
                                 Telecopier:   (216) 689-3566

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

                                 THE BANK OF NOVA SCOTIA


                                 By: /s/ BRUCE GANONG
                                     -------------------------------------------
                                     Bruce Ganong, Relationship Manager


                                 Address for Notices:

                                 The Bank of Nova Scotia
                                 580 California Street, 21st Floor
                                 San Francisco, California 94119
                                 Attention:    Bruce Ganong
                                 Telephone:    (415) 986-1100
                                 Telecopier:   (415) 397-0791

                                 LIBOR Lending Office:
                                 ---------------------
                                 The Bank of Nova Scotia
                                 600 Peachtree Street N.E., Suite 2700
                                 Atlanta, Georgia 30308
                                 Attention:    Marianne Veiker
                                 Telephone:    (404) 877-1525
                                 Telecopier:   (404) 888-8998

                                 FIRST UNION NATIONAL BANK (AS SUCCESSOR TO
                                 SIGNET BANK)


                                 By: /s/ JOHN SCHISSEL
                                     -------------------------------------------
                                     John Schissel, Relationship Manager

                                 Address for Notices:

                                 First Union National Bank
                                 One First Union Center, NC 0166
                                 Charlotte, North Carolina  28288
                                 Attention:    John Schissel,
                                               Relationship Manager
                                 Telephone:    (   )
                                               ---------------------------------
                                 Telecopier:   (704) 383-7989

                                 LIBOR Lending Office:
                                 ---------------------
                                 First Union National Bank

                                 -----------------------------------------------

                                 -----------------------------------------------
                                 Attention:
                                             -----------------------------------
                                 Telephone:  (   )
                                             -----------------------------------
                                 Telecopier: (   )
                                             -----------------------------------

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
                                 SANWA BANK CALIFORNIA, A CALIFORNIA CORPORATION


                                 By: /s/ MICHAEL P. WHITE
                                     -------------------------------------------
                                     Michael P. White, Vice President

                                 Address for Notices:

                                 Sanwa Bank California
                                 4041 MacArthur Boulevard, Suite 100
                                 Newport Beach, California 92660
                                 Attention:    Michael P. White
                                 Telephone:    (714) 622-6020
                                 Telecopier:   (714) 852-1510

                                 LIBOR Lending Office:
                                 ---------------------
                                 Sanwa Bank California
                                 4041 MacArthur Boulevard, Suite 100
                                 Newport Beach, California  92660
                                 Attention:    Betty Myers
                                 Telephone:    (714) 622-6020
                                 Telecopier:   (714) 852-1510

                                 THE AGENT:
                                 ----------

                                 BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                 ASSOCIATION, A NATIONAL BANKING ASSOCIATION,
                                 AS AGENT


                                 By: /s/ THOMAS C. FARRELL
                                     -------------------------------------------
                                     Thomas C. Farrell, Vice President


                                 Address for Notices:
                                 (Agent's Payment Office)

                                 Bank of America National
                                 Trust and Savings Association
                                 5 Park Plaza, Suite 500
                                 Irvine, California  92614-8525
                                 Attention:    Ms. Kathryn Oliver
                                 Telephone:  (714) 260-5864
                                 Telecopier:  (714) 260-5644


                                      -15-